EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


            We have issued our report dated May 31, 2005 accompanying the consolidated financial statements included in the Annual Report of ZIM Corporation on Form 10-KSB for the year ended March 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of ZIM Corporation on Form S-8 (File No. 333-110878, effective December 3, 2003.)


            /s/ Raymond Chabot Grant Thornton LLP
            ---------------------------------------
                Raymond Chabot Grant Thornton LLP

            Ottawa, Canada
            May 31, 2005